     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                NOVA CORPORATION
             (Exact name of Registrant as specified in its charter)

        GEORGIA                                          58-2209575
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              ONE CONCOURSE PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30328
                                 (770) 396-1456

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                CHERIE M. FUZZELL
                    GENERAL COUNSEL AND SENIOR VICE PRESIDENT
                                NOVA CORPORATION
                              ONE CONCOURSE PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30328
                                 (770) 396-1456

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

      The Commission is requested to mail copies of all orders, notices and communications to:

                                 ---------------

                                CAROLE A. LOFTIN
                      VICE PRESIDENT AND CORPORATE COUNSEL
                                NOVA CORPORATION
                              ONE CONCOURSE PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30328
                                 (770) 396-1456

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================

                                               PROPOSED                PROPOSED
                                 AMOUNT         MAXIMUM                 MAXIMUM             AMOUNT OF
      TITLE OF SHARES            TO BE       OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
     TO BE REGISTERED          REGISTERED     PER SHARE(1)             PRICE(1)               FEE(1)
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share............    1,082,969        $27.407             $29,680,931.38           $7,835.77
=======================================================================================================

(1) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported in the New York Stock Exchange consolidated reporting system on April 11, 2000.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                      1,082,969 SHARES

                                NOVA CORPORATION

                                  COMMON STOCK

         This Prospectus relates to the proposed offer and sale of an aggregate of up to 1,082,969 shares of Common Stock of NOVA Corporation ("NOVA") by the selling shareholders identified under the caption "Selling Shareholders." NOVA issued the shares to the selling shareholders in connection with a merger transaction whereby First Savings Bank Merchant Division, Inc., all of the outstanding shares of which were owned by the selling shareholders, became a wholly-owned subsidiary of NOVA (the "Merger Transaction").

         NOVA will not receive any proceeds from the sale of the shares by the selling shareholders. NOVA will pay the expenses of registration of the sale of the shares but the selling shareholders will pay any broker-dealer commissions, discounts and fees and expenses and fees of any of their advisors.

         The selling shareholders may sell the shares from time to time on the New York Stock Exchange or in private transactions, at prevailing market prices or at privately negotiated prices.

         The Common Stock is listed on the New York Stock Exchange under the symbol "NIS." On April 13, 2000, the last reported sale price of the Common Stock on the New York Stock Exchange was $28 per share.

         NOVA's principal executive offices are located at One Concourse Parkway, Suite 300, Atlanta, Georgia 30328 and its telephone number is (770) 396-1456.

                                -----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                -----------------
















                 The date of this Prospectus is April 14, 2000.

                                TABLE OF CONTENTS


                                                                                                          Page

Where You Can Find More Information..................................................................       2
Incorporation of Certain Documents by Reference......................................................       2
Description of NOVA Corporation......................................................................       3
Use of Proceeds......................................................................................       4
Selling Shareholders.................................................................................       4
Plan of Distribution.................................................................................       5
Experts..............................................................................................       6
Legal Matters........................................................................................       6


References in this Prospectus to "we," "our," or "us" refer to NOVA Corporation and its subsidiaries and not to the selling shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy such reports, proxy statements, and information statements and obtain other information from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where reports, proxy and information statements, and other information regarding issuers that file electronically, including NOVA, may be found.

         This Prospectus is part of a registration statement that we filed with the SEC and omits certain information contained in the registration statement as permitted by the SEC. Additional information regarding NOVA and the Common Stock is contained in the registration statement on Form S-3 (of which this Prospectus forms a part), including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the street address or Internet site listed in the above paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this Prospectus information that we file with the SEC. This allows us to disclose important information to you by referring to other documents filed with the SEC (including documents we file with the SEC after the date of this Prospectus) that contain that information. We incorporate by reference the documents listed below as of their respective dates, except to the extent information in those documents differs from information contained in this Prospectus:

         (1)      Annual Report on Form 10-K for the year ended December 31,
                  1999; and

         (2) The description of the Common Stock as contained in our Registration Statement on Form 8-A (SEC File No. 1-14342) as filed with the SEC on April 23, 1996.

         In addition, we incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The information contained in the future filings that we make with the SEC will automatically update and supercede the information contained or incorporated by reference in this Prospectus.

         You may request a copy of the above documents, at no cost, by written or oral request. We also will provide, upon request and without charge, a copy of our latest Annual Report. Written or telephonic requests should be directed to:

                  Cherie M. Fuzzell
                  General Counsel, Senior Vice President and Secretary NOVA Corporation
                  One Concourse Parkway
                  Suite 300
                  Atlanta, Georgia 30328
                  Telephone number:  (770) 396-1456.

         You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by NOVA. Neither the delivery of this Prospectus nor any sales hereunder shall create any implication that the information is correct as of any time after the date appearing on the front of those documents. The selling shareholder cannot offer any of these shares in any state or jurisdiction where the offer is not permitted.

         This Prospectus and the documents incorporated by reference in this Prospectus contain certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent our expectations or beliefs. When used in this Prospectus or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control. We caution that various factors in this Prospectus and those discussed in our filings with the SEC, as well as general economic conditions and industry trends, could cause actual results or outcomes to differ materially from those expressed in any of our forward-looking statements. Any forward-looking statement speaks only as of the date of this Prospectus or the documents incorporated by reference, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                         DESCRIPTION OF NOVA CORPORATION

         We are an Atlanta-based provider of integrated transaction-processing services, related software applications, and value-added services for over 500,000 merchant locations. Our target customers include small to medium-sized business enterprises that require a full spectrum of processing services, as well as community banks and financial institutions that desire to provide their merchant customers with payment processing. We have continued to focus on the processing sector comprised of primarily small to medium-sized merchants because they have been historically overlooked and benefit from the advantages of value-added services usually offered only to large, nationally based merchants. We provide transaction processing support for all major credit, charge and debit cards, including VISA, MasterCard, American Express, Discover, Diner's Club, and JCB, as well as check verification services. The aggregate dollar volume of VISA and MasterCard transactions that we processed in 1999 exceeded $57 billion.

         We provide merchants with a broad range of transaction-processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments, and assisting merchants in resolving billing disputes with their customers. In addition, we have developed several software applications that can be delivered to our customers and updated for enhancements via our proprietary telecommunications network, the NOVA Network. The NOVA Network, which we initially developed in conjunction with MCI WorldCom, Inc., is the principal conduit through which we provide our services. By combining our ability to employ technology effectively with the capabilities of the NOVA Network, we are able to respond quickly and efficiently to the ever changing and diverse needs of our merchant customers.

         NOVA was incorporated in Georgia in December 1995 in connection with an alliance between NOVA and First Union Corporation. NOVA Information Systems, Inc., a wholly-owned subsidiary and predecessor to NOVA, was incorporated in Georgia in February 1991. On September 24, 1998, NOVA acquired PMT Services, Inc. in a merger transaction, whereby PMT became a wholly-owned subsidiary of NOVA.

         Our principal executive offices are located at One Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 396-1456.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares. All proceeds will be received and retained solely by the selling shareholders.

                              SELLING SHAREHOLDERS

         The 1,082,969 shares being offered are beneficially owned by and offered for the account of First Savings Bank FSB ("FSB"), Conrad T. Van Hazebroeck ("Mr. Van Hazebroeck"), Delaware Charter Guarantee & Trust Company FBO Megan M. Van Hazebroeck ("Delaware CG&T #1"), Delaware Charter Guarantee & Trust Company FBO C. Grant Van Hazebroeck ("Delaware CG&T #2"), J. Michael Ponder ("Mr. Ponder"), The Ponder Family Limited Partnership (the "Partnership"), Rodney L. Delfinado ("Mr. Delfinado") and Thomas C. Alexander ("Mr. Alexander") (or, their successors-in-interest described below under "Plan of Distribution"). Of the 1,082,969 shares being offered, 625,711 shares are being offered by FSB, 196,744 shares are being offered by Mr. Van Hazebroeck, 7,821 shares are being offered by Delaware CG&T #1, 7,821 shares are being offered by Delaware CG&T #2, 134,173 shares are being offered by Mr. Ponder, 78,213 shares are being offered by the Partnership, 21,657 shares are being offered by Mr. Delfinado, and 10,829 shares are being offered by Mr. Alexander. Each selling shareholder beneficially owns less than 1% of the outstanding Common Stock as of April 11, 2000. If the selling shareholders sell all of the shares offered by this Prospectus, they will have no beneficial ownership of any shares of NOVA's Common Stock.

         The selling shareholders may donate some or all of their shares of Common Stock or may transfer shares of Common Stock to trusts, partnerships or other entities they own or control.

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling shareholders. As used herein, "selling shareholders" includes donees and pledgees selling shares received from the selling shareholders named above after the date of this Prospectus. We will pay all costs, expenses and fees related to the registration of the shares. The selling shareholders will pay all brokerage commissions and similar selling expenses, if any, incurred in connection with the sale of the shares. The selling shareholders may sell the shares from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

         The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. In the event that the selling shareholders do not intend to effect the sale of the shares through a broker-dealer, the selling shareholders must notify us in advance of any intended transaction so we can determine compliance with applicable federal and state securities laws. After we notify the selling shareholders that the transaction may proceed, the selling shareholders may sell the shares. If necessary, we may file with the SEC a supplemental prospectus that describes the method of sale in greater detail pursuant to Rule 424(c) under the Securities Act of 1933. In effecting sales, broker-dealers engaged by the selling shareholders and/or purchasers of the shares may arrange for other broker-dealers to participate. Broker-dealers may receive commissions, concessions or discounts from the selling shareholders and/or the purchasers of the shares in amounts to be negotiated prior to the sale (and which might be in excess of customary commissions). In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The selling shareholders, and any broker-dealer who acts in connection with the sale of the shares, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions or other compensation received by them and any profit on any resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Upon NOVA being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name(s) of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon our being notified by the selling shareholders that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

                                     EXPERTS

      The consolidated financial statements (including schedules) of NOVA Corporation at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein which, as to the year ended December 31, 1997, is based in part on the report of PricewaterhouseCoopers LLP, independent accountant, with regard to the financial statements of PMT Services, Inc. as of and for the year ended July 31, 1997. The financial statements of NOVA Corporation referred to above are included in reliance upon reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

     The audited financial statements of PMT Services, Inc. as of and for the year ended July 31, 1997, not separately presented in this Registration Statement nor in NOVA Corporation's Annual Report on Form 10-K incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon appears in said Annual Report on Form 10-K. Such financial statements, to the extent they have been included in the financial statements of NOVA Corporation, have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the shares offered by this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission Registration Fee...................  $ 7,835.77
         Accounting Fees and Expenses..........................................  $ 3,000
         Legal Fees and Expenses...............................................  $ 3,000
         Printing Expenses.....................................................  $ 1,500
         Miscellaneous Expenses................................................  $   500

                  Total........................................................  $15,835.77

      The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the above expenses. The selling shareholders will pay their own expenses, including expenses of their own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the shares.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of the Registrant's Articles of Incorporation (the "Articles") are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and provides that the liability of directors of the Registrant shall be limited to the fullest extent permitted by amendments to Georgia law.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Registrant for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Registrant) in which he may become involved by reason of being a director of the Registrant. Section 14-2-851 also provides such indemnity for directors who, at the request of the Registrant, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Registrant and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Registrant in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Registrant, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of the Registrant (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Registrant may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         The provisions of Article IX of the Registrant's Bylaws provide for indemnification by the Registrant to the full extent permitted by the foregoing provisions of the Georgia Code outlined above.

         Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS. The following exhibits are filed as part of this registration statement.


       Exhibit
       Number                                      Description
                                                   -----------

         5                 Opinion of Long Aldridge & Norman LLP.

         23.1              Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5).

         23.2              Consent of Ernst & Young LLP, independent auditors.

         23.3 Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of PMT Services, Inc.

         24                Power of Attorney (included in signature page to this Registration
                           Statement).

         (b) FINANCIAL STATEMENT SCHEDULES. The financial statement schedules that are required by Regulation S-X are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17. UNDERTAKINGS

         A.       RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       ACCELERATION OF EFFECTIVENESS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on April 14, 2000.


                                        NOVA CORPORATION
                                        (Registrant)

                                    By: /s/ Edward Grzedzinski
                                        ----------------------------------------
                                        Edward Grzedzinski
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edward Grzedzinski and Cherie M. Fuzzell, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of NOVA and in the capacities indicated on April 14, 2000.


        Signature                                            Title
                                                             -----

/s/ Edward Grzedzinski                          Director, Chairman of the Board,
---------------------------------               President and Chief Executive
Edward Grzedzinski                              Officer (Principal Executive Officer)

/s/ F. David Rice
---------------------------------               Senior Vice President and Corporate Controller
F. David Rice                                   (Principal Financial and Accounting Officer)

/s/ Charles T. Cannada
---------------------------------               Director
Charles T. Cannada


/s/ Gregory S. Daily
---------------------------------               Vice Chairman of the Board
Gregory S. Daily


---------------------------------               Director
Pamela A. Joseph

/s/ Stephen D. Kane
---------------------------------               Director
Stephen D. Kane


---------------------------------               Director
Dr. Henry Kressel


/s/ Stephen E. Wall
---------------------------------               Director
Stephen E. Wall

                                INDEX OF EXHIBITS


Exhibit
Number                                      Description
                                            -----------

   5                       Opinion of Long Aldridge & Norman LLP.

   23.1                    Consent of Long Aldridge & Norman LLP (included in the Opinion filed as Exhibit 5).

   23.2                    Consent of Ernst & Young LLP., independent auditors

   23.3                    Consent of PricewaterhouseCoopers LLP relating to the audited financial statements
                                    PMT Services, Inc.

   24                      Power of Attorney (included in signature page to this Registration
                                    Statement).